Exhibit 3.2

                                OVATION PRODUCTS
                                   CORPORATION

                                     -------

                                     BY-LAWS

                                                          ADOPTED APRIL 22, 1999

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I     OFFICES..........................................................1

ARTICLE II    MEETINGS OF STOCKHOLDERS.........................................1

ARTICLE III   DIRECTORS........................................................3

ARTICLE IV    NOTICES..........................................................5

ARTICLE V     OFFICERS.........................................................6

ARTICLE VI    CERTIFICATES FOR SHARES..........................................8

ARTICLE VII   GENERAL PROVISIONS...............................................9

ARTICLE VIII  AMENDMENTS......................................................10

ARTICLE IX    INDEMNIFICATION.................................................10

                          OVATION PRODUCTS CORPORATION
                            (A DELAWARE CORPORATION)

                                     BY-LAWS

                                    ARTICLE I
                                     OFFICES

      1.1. REGISTERED OFFICE. The registered office shall be in the city of Wilmington, County of New Castle, State of Delaware.

      1.2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      2.1. PLACE. Meeting of the stockholders for any purpose may be held either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

      2.2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on the third Monday of April each year.

      2.3. NOTICE OF ANNUAL MEETINGS. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at each meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

      2.4. SHAREHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a completed list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

      2.5. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, the chairman, or the board of directors and shall be called upon written demand of the holders of not less than one-tenth (1/10) of all outstanding votes of the corporation entitled to be cast at the meeting, which demand shall be delivered to the corporation's secretary and shall describe the purpose or purposes for which the meeting is to be held.

      2.6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

      2.7. BUSINESS TRANSACTED AT SPECIAL MEETINGS. Business transacted at any special meeting of stockholders shall be limited to the purpose(s) stated in the notice.

      2.8. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholder, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.9. VOTE REQUIRED. When a quorum is present at any meeting the vote of the holders of a majority of the stock, present in person or represented by proxy and entitled to vote, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

      2.10. VOTING RIGHTS. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder, but no proxy shall be voted on after six (6) months from its date unless the proxy provides for a longer period.

      2.11. ACTION BY CONSENT. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting without prior notice and without a vote if a consent in writing, setting forth the action taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

      3.1. NUMBER; TERM; ELECTION. The number of directors which shall constitute the whole board shall be five (5). The directors shall be elected at the annual meeting of the stockholders, except as provided in P. 3.5 of this Article, and each director elected shall hold office from the time of his election but shall be responsible as a director from such time only if he consents to his election and otherwise from the time he accepts office or attends his first meeting of the board. Each director shall serve until the next annual meeting of shareholders and thereafter until his successor is elected and qualifies or until his earlier death, resignation or removal. Directors need not be stockholders.

      3.2. ANNUAL MEETING. If the annual meeting for election of directors is not held on the date designated therefore, the directors shall cause said meeting to be held as soon thereafter as convenient.

      3.3. RESIGNATIONS. Any director may resign by submitting to the Chairman of the Board, if one has been elected, or to the President or the Secretary, his resignation, which shall become effective upon its receipt by such officer or as otherwise specified therein.

      3.4. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, election of directors may be held in the manner provided by statute.

      3.5. MANAGEMENT OF THE BUSINESS. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by those bylaws directed or required to be exercised or done by the stockholders.

      3.6. MEETINGS OF THE BOARD OF DIRECTORS.

            (a) The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

            (b) The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by vote of the stockholders at the annual meeting and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided that a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

            (c) Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

            (d) Special meetings of the board may be called by the president, upon three (3) days notice to each director, either personally or by mail or telephone or telegraph; special meetings shall be called by the president in like manner and on like notice upon the written request of two (2) directors.

            (e) At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business. If a quorum of the board of directors are present at any meeting, the act of a majority of the directors present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            (f) Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

            (g) Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or any committee designated by the board of directors may participate in a meeting of the board of directors or of any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      3.7. COMMITTEES OF DIRECTORS.

            (a) The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

            (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

            (c) Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in a resolution or resolution providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into or exchange of such shares for shares of any other class or classes or other series of the same or any other class or classes of stock of the corporation), adopting an agreement or merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

            (d) Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

      3.8. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      3.9. REMOVAL OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV
                                     NOTICES

      4.1. CONSTRUCTION. Whenever, under the provision of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone or telegraph.

      4.2. WAIVER. Whenever any notice is required to be given under the provision of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

      5.1. OFFICERS. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

      5.2. ELECTION. The board of directors, at its first meeting after each annual meeting of stockholders, shall elect a president, secretary and a treasurer.

      5.3. OTHER OFFICERS. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

      5.4. COMPENSATION. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

      5.5. TERM. The officers of the corporation shall hold office until their successors are chosen and shall qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

      5.6. RESIGNATIONS. Any officer may resign by submitting his resignation to the President or the Secretary, which shall become effective upon its receipt by such officer or as otherwise specified therein.

      5.7. CHAIRMAN. The chairman of the board of directors, if any be elected, shall be the principal officer of the board of directors and shall in general supervise and control the business and affairs of the board. He shall, when present, preside at all meetings of the board of directors. He may sign, with the secretary, or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

      5.8. THE PRESIDENT.

            (a) The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and at meetings of the board of directors in the event that no chairman shall be elected or in the absence of the chairman. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

            (b) He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

      5.9. THE VICE-PRESIDENTS. In the absence of the president of in the event of his inability or refusal to act, the vice-president, if any (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

      5.10. THE SECRETARY AND ASSISTANT SECRETARIES.

            (a) The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, as an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

            (b) The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

      5.11. THE TREASURER AND ASSISTANT TREASURERS.

            (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

            (b) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

            (c) If required by the board of directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

            (d) The assistant treasurer, of if there shall be more than one, the assistant treasurers in the order determined by the board of directors (of if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

      6.1. FORM. The shares of the corporation shall either be represented by a certificate or uncertificated. Certificates shall be signed by or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

      6.2. CERTAIN NOTICES. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law, or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, option, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

      6.3. EXECUTION. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      6.4. LOST CERTIFICATES. The board of directors may direct a new certificate or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

      6.5. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

      6.6. FIXING OF RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      6.7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                               GENERAL PROVISIONS

      7.1. DIVIDENDS.

            (a) Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation's stock, subject to the provisions of the certificate of incorporation.

            (b) Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation; and the directors may modify or abolish any such reserve in the manner in which it was created.

      7.2. ANNUAL STATEMENT. Upon a call for the same by vote of the stockholders, the board of directors shall present at an annual meeting, or at any special meeting of the stockholders called for the purpose, a full and clear statement of the business and condition of the corporation.

      7.3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

      7.4. FISCAL YEAR. The fiscal year of the corporation shall end on such day as shall be fixed by the Board of Directors.

      7.5. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the state and year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                   AMENDMENTS

      Except as otherwise required by law or the Articles of Incorporation, these bylaws may be altered, amended, or repealed, and new bylaws adopted by the board of directors, at any annual or regular meeting of the board of directors, or at a special meeting of the board of directors, if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting. Such right to alter, amend or repeal these bylaws and adopt new bylaws shall not divest or limit the power of the stockholders to adopt, amend, or repeal bylaws or adopt new bylaws.

                                   ARTICLE IX
                                 INDEMNIFICATION

      9.1. GENERAL. Any person who is or was an employee, officer or director of the corporation, or of any other corporation or organization which he served as such at the request of the corporation, shall, unless prohibited by law, be indemnified by the corporation in accordance with ss.9.2 below, against reasonable expenses paid or incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of the corporation or such other corporation, organization or otherwise), whether civil, criminal, administrative or investigative, including any appeal therein, in which he may be involved, or is threatened to be involved, as a party or otherwise, by reason of any action taken or not taken in his capacity as an employee, officer, or director, provided such person acted in good faith in what he reasonably believed to be the best interest of the corporation or such other corporation or organization, and, in addition, with respect to any criminal actions or proceedings, reasonably believed that his conduct was lawful. The termination of any claim, action, suit, or proceeding, by judgment, settlement (whether with or without court approval), adverse decision, or conviction after trial or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that such person did not meet the standards of conduct set forth in this ss. 9.1. As used in this Article IX the term "expenses," shall include but not be limited to attorneys' fees and disbursements, amounts of judgments, fines, or penalties against, and amounts paid in settlement by, such person.

      9.2. REIMBURSEMENT. Any person claiming indemnification under ss.9.1 who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the character described in ss.9.1, shall be reimbursed by the corporation for the amounts of all reasonable expenses paid by him. Any other person claiming indemnification under ss.9.1 shall be reimbursed by the corporation for his reasonable expenses if (i) a majority of those directors of the corporation who are not parties to such claim, action, suit, or proceeding shall deliver to the corporation their written findings that such person is entitled to reimbursement under the provisions of ss.9.1 above, or (ii) if there be no such directors, independent legal counsel (who may be regular counsel for the corporation) selected by the board of directors, whether or not a disinterested quorum exists, shall deliver to the corporation written advice that, in their judgment, such person is so entitled.

      9.3. ADVANCING EXPENSES. Any expenses incurred with respect to any claim, action, suit, or proceeding of the character described in ss.9.1 may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the person to repay such amount if it is ultimately determined that he is not to be indemnified under this Article IX.

      9.4.  NATURE OF RIGHT.  The  rights of  indemnification  provided  in this
Article IX shall be in addition to any other rights to which any such person may otherwise be entitled by contract or as a matter of law; and in the event of such person's death, such rights shall extend to his heirs and legal representatives.

      9.5. CONSTRUCTION. The foregoing provisions of this Article IX shall be deemed to be a contract between the corporation and each employee, director and officer who serves in such capacity at any time while this Article IX and the relevant provisions of the General Corporation Law of the State of Delaware, and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing, or any claim, action, suit, or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.